UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2013

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.       Entry Into a Material Definitive Agreement.

On February 18, 2013, MarkWest Energy Partners, L.P. (the “Partnership”), through its wholly-owned subsidiary MarkWest Utica Operating Company, L.L.C. (“MarkWest”), and the Energy & Minerals Group, through its affiliate EMG Utica, LLC (“EMG”), entered into an Amended and Restated Limited Liability Company Agreement (the “Amended Utica JV Agreement”) of MarkWest Utica EMG, L.L.C. (the “Utica JV”).  The Utica JV is a joint venture dedicated to engaging in the natural gas midstream business in the Utica Shale formation in and around the state of Ohio.  The Amended Utica JV Agreement defines the rights, obligations, and relationship of MarkWest and EMG with respect to the Utica JV.

Pursuant to the Amended Utica JV Agreement, the aggregate funding commitment of EMG has increased from $500 million to $950 million (the “Minimum EMG Investment”).  As part of this commitment, EMG is required to fund, as needed, all capital required for the Utica JV until such time as EMG has contributed aggregate capital equal to $750 million (the “Tier 1 EMG Contributions”).  Following the funding of the Tier 1 EMG Contributions, MarkWest will have the one time right to elect to fund up to 60% of all capital required for the Utica JV until such time as EMG has contributed aggregate capital equal to the Minimum EMG Investment, and EMG will be required to fund all capital not elected to be funded by MarkWest.  Once EMG has funded the Minimum EMG Investment, MarkWest will be required to fund, as needed, 100% of all capital for the Utica JV until such time as the aggregate capital that has been contributed by MarkWest and EMG equals $2 billion.  After such time, and until the Investment Balances (as defined below) of MarkWest and EMG are in the ratio of 70% and 30%, respectively (the “Equalization Date”), EMG will have the right, but not the obligation, to fund up to 10% of each capital call for the Utica JV, and MarkWest will be required to fund all remaining capital not elected to be funded by EMG.  After the Equalization Date, MarkWest and EMG will have the right, but not the obligation, to maintain their relative interests (based on their respective Investment Balances, as described below) in the Utica JV by funding their pro rata portion of any additional required capital and may also fund additional capital which the other party elects not to fund.  The parties’ respective obligations to contribute capital are subject to capital calls made in accordance with an approved budget of the Utica JV.  The Amended Utica JV Agreement also provides for a special contribution of capital by EMG, and a special distribution of capital to MarkWest, based upon the interim funding that MarkWest previously provided to the Utica JV on behalf of EMG as described in the Partnership’s Current Report on Form 8-K filed on February 5, 2013.  The allocation of available cash generated by the Utica JV did not change, and MarkWest will continue to receive 60% of cash generated by the Utica JV that is available for distribution until the earlier of December 31, 2016 and the date on which MarkWest’s Investment Balance equals 60% of the aggregate Investment Balances of MarkWest and EMG.  After the earlier to occur of those dates, cash generated by the Utica JV that is available for distribution will be allocated to MarkWest and EMG in proportion to their respective Investment Balances.

Under the Amended Utica JV Agreement, MarkWest and EMG each have an “Investment Balance” equal to the amount of capital contributed by that party to the Utica JV.  After EMG has contributed more than $500 million to the Utica JV, and prior to December 31, 2016, EMG’s Investment Balance will also be increased by a quarterly preference applied to the amount of capital contributed by EMG in excess of $500 million.  No preference will accrue after December 31, 2016.

If MarkWest’s Investment Balance does not equal at least 51% of the aggregate Investment Balances of EMG and MarkWest as of December 31, 2016, then EMG may, by written notice delivered to MarkWest by December 15, 2016, require (a “True-Up”) that MarkWest acquire membership interests from EMG so that, following the purchase, MarkWest’s Investment Balance equals 51% of the aggregate Investment Balances of EMG and MarkWest.  The price payable in connection with a True Up would equal the Investment Balance associated with the membership interests so acquired from EMG.   If EMG makes this election, then MarkWest would be required to acquire the membership interests on or prior to March 1, 2017, but effective as of January 1, 2017.  If EMG makes this election and MarkWest does not acquire the membership interests, then EMG may pursue certain remedies, which under certain circumstances may include the removal of MarkWest as the operator of the Utica JV.  If EMG is entitled to make this election but chooses not to do so, then for as long as MarkWest retains all of its membership interests in the Utica JV, if MarkWest’s Investment Balances is less than 50%, MarkWest will be deemed to have an Investment Balance equal to 50% for purposes of the election of managers to the Utica JV and certain member voting rights.

Additional modifications in the Amended Utica JV Agreement include, among other things: (i) adjusting the area of mutual interest for the Utica JV’s operations; (ii) adjusting the number of managers so that MarkWest and EMG each designate three managers, subject to adjustment based on changes in the Investment Balances of MarkWest and EMG after the earlier of December 31, 2016 and the date on which MarkWest’s Investment Balance equals at least 60% of the aggregate Investment Balances of MarkWest and EMG; (iii) allowing EMG to pledge its membership interest as collateral for loans meeting certain requirements and affording MWE Operating certain rights to purchase EMG’s interests upon the foreclosure of such loans; (iv) adjusting the tax allocations of certain items of gross income, gains, losses and deductions; and (v) modifying the manner in which proceeds of a liquidation of the Utica JV would be allocated, so that liquidation proceeds would be allocated between MarkWest and EMG in proportion to their respective Investment Balances.

The remaining provisions of the Amended Utica JV Agreement are materially similar to the prior limited liability company agreement of the Utica JV.

ITEM 7.01.       Regulation FD Disclosure

On February 21, 2013, the Partnership issued a press release announcing the completion of definitive agreements for the Utica Joint Venture.  A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01.       Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 21, 2013 announcing completion of definitive agreements for Utica Joint Venture

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: February 22, 2013	By:	/s/ Nancy K. Buese
Nancy K. Buese
Senior Vice President and Chief Financial Officer